Exhibit 5.1

919 Third Avenue New York, NY 10022 212 935 3000 mintz.com

July 14, 2025

Acurx Pharmaceuticals, Inc.

259 Liberty Avenue

Staten Island, New York 10305

Ladies and Gentlemen:

We have acted as legal counsel to Acurx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling stockholders named in the Registration Statement of up to an aggregate of 9,157,596 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which includes (i) up to 6,223,609 shares of our Common Stock issuable upon exercise of series G-1 warrants (“series G-1 warrants”) to purchase shares of Common Stock, and up to 2,667,261 shares of our Common Stock issuable upon exercise of series G-2 warrants (the “series G-2 warrants,” and together with the series G-1 warrants, the “series G warrants”), and (ii) up to 266,726 shares of our Common Stock issuable upon exercise of placement agent warrants (“placement agent warrants”) to purchase shares of Common Stock. The shares of Common Stock issued and issuable upon exercise of the series G warrants and the placement agent warrants are referred to herein as the “Shares.” All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Certificate of Incorporation and Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the United States federal laws and the state laws of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, as subject to the limitations set forth herein, we are of the opinion that the Shares have been duly authorized and reserved for issuance, and when issued and sold in accordance with the terms and conditions of the series G warrants and the placement agent warrants, as applicable, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.